UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): October 3, 2013

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 8.01 hereof.
 Item 8.01 Other Events

Springerville Unit 1 Leases

As previously reported, Tucson Electric Power Company (TEP) leases Unit 1 of the Springerville Generating Station and an undivided one-half interest in certain Springerville Common Facilities (collectively Springerville Unit 1), under seven separate lease agreements (Springerville Unit 1 Leases) that are accounted for as capital leases. The leases expire in January 2015 and include fair market value renewal and purchase options. In 2006, TEP purchased a 14.1% undivided ownership interest in Springerville Unit 1, representing approximately 55 megawatts (MW) of continuous operating capability.

In 2011, TEP and the owner participants of Springerville Unit 1 completed a formal appraisal procedure to determine the fair market value purchase price of Springerville Unit 1 in accordance with the Springerville Unit 1 Leases. The purchase price was determined to be $478 per kW of capacity, based on a continuous capacity rating of 387 MW.

In August 2013, TEP elected to purchase leased interests comprising 24.8% of Springerville Unit 1, representing 96 MW of continuous operating capability, for an aggregate purchase price of $46 million, the appraised value, upon the expiration of the lease term in January 2015.

On October 3, 2013, TEP elected to purchase an additional 10.6% leased interest in Springerville Unit 1 for $20 million, the appraised value, with the purchase scheduled to occur in December 2014. The 10.6% ownership interest represents 41 MW of continuous operating capability.

Each of the owner participants whose leased interests TEP has elected to purchase has agreed to sell their interests for amounts equal to the appraised value.

Upon the close of these lease option purchases, TEP will own 49.5% of Springerville Unit 1, or 192 MW of continuous operating capability. Due to TEP’s purchase commitments, TEP and UNS Energy expect to record an increase to both Utility Plant Under Capital Leases and Capital Lease Obligations on their balance sheets in the aggregate amount of approximately $55 million, of which $39 million will be reflected as of September 30, 2013.

TEP does not expect that its final undivided ownership interest in Springerville Unit 1 will exceed 49.5%, or 192 MW of continuous operating capability. TEP is obligated to operate Springerville Unit 1 for the remaining third-party owners following the expiration of the leases.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 4, 2013	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer
Date: October 4, 2013	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer